7961 SHAFFER PARKWAY Exhibit 99.1
SUITE 5
LITTLETON, COLORADO 80127
TELEPHONE (720) 981-1185
FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and NYSE Amex Equities Stock Exchange

NEWS

Vista Gold Corp. Reviews Mt. Todd Development Plans with Northern Territory Officials and Announces Filing of New Preliminary Feasibility Study for the Mt. Todd Gold Project

Denver, Colorado, February 8, 2011 – Vista Gold Corp. (“Vista” or the “Company”) (TSX & NYSE Amex Equities: VGZ) reported today on its recent meetings with officials of the Northern Territory Government, Australia (the “Territory Government”), to set development objectives for ongoing site management and permitting activities for the Company’s Mt. Todd gold project.

Vista acquired the Mt. Todd gold project in February 2006.  As part of its acquisition, Vista entered into an agreement (the “Agreement”) with the Territory Government.  As part of the Agreement, the Territory Government agreed to maintain liability for the brownfields site rehabilitation on the Mt. Todd gold project, until Vista receives the permits to proceed with the development of the Mt. Todd gold project, and Vista agreed to undertake comprehensive environmental, technical and economic studies for the potential redevelopment of the Mt. Todd gold project.  The initial term of the Agreement was for a five-year period commencing January 1, 2006.  During the initial period of the Agreement, in addition to fulfilling its obligations as the manager of the site, Vista successfully completed environmental evaluations, exploration programs and various technical studies.  Significant achievements during this period include:

●	Completion of a preliminary environmental assessment of the Mt. Todd gold project,
●	Improvements to the water management plan and surface water quality monitoring program,
●	Implementation of a site environmental management plan consistent with Territory Government policies,
●	Completion of drilling programs totaling approximately 18,000 meters,
●
Completion of technical studies which reported a significant growth in NI 43-101 mineral resources of the project and two favorable preliminary feasibility studies with the associated reporting of NI 43-101 mineral reserves, and

●	The design, construction and ongoing operation of a water treatment facility.

As a result of the positive preliminary feasibility studies, Vista exercised its option to extend the Agreement for an additional five-year period in November 2010.  Since acquisition of the Mt. Todd gold project in 2006, Vista has invested $18 million to advance the project.

During recent meetings with Territory Government officials in Darwin, Australia, Vista executives briefed the Territory Government on recent activities at the Mt. Todd gold project and presented Kon Vatskalis, Minister for Resources, with a copy of Vista’s January 2011 Preliminary Feasibility Study for the development of the Mt. Todd gold project.  The Company also briefed Minister Vatskalis on the Company’s planned development activities for 2011 which are expected to include further environmental, technical and economic studies intended to advance the project to final feasibility.  Vista executives also met with environmental officials of the Territory Government and indicated that the Company intends to initiate the environmental permitting process for the project in the second quarter of this year.

Fred Earnest, Vista’s President and Chief Operating Officer said: “We have had a series of productive meetings with Minister Vatskalis, other senior government officials and technical officers in various departments, and feel we have outlined an effective program for the ongoing management of the Mt. Todd gold project, initiation of the environmental permitting process, and the completion of other technical studies required for the further development of the Mt. Todd gold project.  As with all of our projects, we are committed to the highest standards of responsible resource development and believe that the development of the Mt. Todd gold project will benefit the Northern Territory through the creation of jobs, direct and indirect revenues, and long-term, comprehensive environmental management and remediation.”

In a separate media release issued by Minister Vatskalis, the Territory Government expressed their continued support for Vista’s management and ongoing development of the Mt. Todd gold project, noting that, “Resources Minister Kon Vatskalis today welcomed an announcement by Vista Gold that they will commence the next step in its feasibility study of the former Mount Todd Mine site and begin the process of obtaining the necessary environmental permits for the project.”  Minister Vatskalis went on to say, “I welcome Vista Gold’s enthusiasm towards this project as its development would create jobs for the Territory and assist in the rehabilitation of the site in the future.”  The full Territory Government media release can be found at the Company’s website, www.vistagold.com.

On January 4, 2011, the Company announced the results of a new Preliminary Feasibility Study for the Mt. Todd gold project.  The complete study can now be found on SEDAR at www.sedar.com.

About Vista Gold Corp.

Vista is focused on the development of the Mt. Todd gold project in Northern Territory, Australia, and the Concordia gold project in Baja California Sur, Mexico, to achieve its goal of becoming a gold producer. Vista’s other holdings include the Guadalupe de los Reyes gold project in Mexico, the Yellow Pine gold project in Idaho, the Awak Mas gold project in Indonesia, and the Long Valley gold project in California. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, planned development activities at the Mt. Todd gold project, including, planned environmental, technical and economic studies and a final feasibility study, planned timing and anticipated results of environmental permitting at the Mt. Todd gold project, anticipated benefits to the Northern Territory from the development of the Mt. Todd gold project, including the creation of jobs, direct and indirect revenues, and the results of long-term comprehensive environmental management and remediation, estimates of mineral resources, the conversion of inferred mineral resources to measured and indicated resources, the conversion of mineral resources to mineral reserves, the potential to expand the resource base at the Mt. Todd gold project, the potential to enhance the project economics of the Mt. Todd gold project through engineering studies and the drill program, the anticipated timing, design and expected results of the drill program at the Mt. Todd gold project, the timing for commencement and results of the definitive feasibility study for the Mt. Todd gold project; the confirmation of the metallurgical parameters of the Mt. Todd gold project, favorable effects of Mt. Todd gold project economics, and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource estimates, estimates of results based on such resource estimates; risks relating to completing metallurgical testing; risks relating to cost increases for capital and operating costs; risks relating to delays in the completion of  anticipated development activities at the Mt. Todd gold project, risks related to the timing and the ability to obtain the necessary permits at the Mt. Todd gold project, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; risks related to repayment of debt; risks related to increased leverage and uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed under the headings “Uncertainty of Forward-Looking Statements” and “Risk Factors” in Vista’s latest Annual Report on Form 10-K as filed on March 16, 2010, and Quarterly Report on Form 10-Q, as filed November 9, 2010, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

Without limiting the foregoing, this press release and the pre-feasibility study referenced in this press release, use terms that comply with reporting standards in Canada and certain estimates are made in accordance with Canadian National Instrument NI 43-101 (“NI 43-101”). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosures an issuer makes of scientific and technical information concerning mineral projects.  This press release and the pre-feasibility study referenced in this press release use the terms “mineral resources”, “measured resources” , “indicated resources,”  “measured and indicated resources” and “inferred resources”. We advise U.S. investors that while these terms are recognized and required by Canadian regulations, these terms are not defined terms under the United States Securities and Exchange Commission’s (the “SEC”)  Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility studies, except in rare cases The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures.  This press release and the pre-feasibility study referenced in this press release use the terms “mineral reserves” and “proven and probable reserves”.  We advise U.S. investors that while these terms are defined in and required by Canadian regulations, such definitions differ from the definitions in SEC Industry Guide 7.  Under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.  U.S. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.